Exhibit 99.1




                   Rule 13d-1(k)(i) Agreement for Joint Filing


          The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Agri-Nutrition Group Limited.




                                 /s/ BRUCE G. BAKER
                                 Bruce G. Baker



                                 February 9, 1999
                                 Date



                                 /s/ LINDA L. BAKER
                                 Linda L. Baker



                                 February 9, 1999
                                 Date